Exhibit 3.214

CERTIFICATE OF INCORPORATION

OF

AERIES HEALTHCARE CORPORATION

This is to certify that, there is hereby organized a corporation under and by virtue of the General Corporation Law of the State of Delaware:

ARTICLE I

CORPORATE NAME

The name of the corporation is Aeries Healthcare Corporation (the “Corporation”).

ARTICLE II

PURPOSE OF CORPORATION

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE III

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is Two Thousand Five Hundred (2,500) shares of Common Stock, par value $.01 per share.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE V

NAME AND ADDRESS OF INCORPORATOR

The name and address of the incorporator of the Corporation is:

Name	Address

Paul T. Colella	P.O. Box 190 125 Half Mile Road Middletown, New Jersey 07748

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:20 PM 09/09/1999
991377217 - 3094970

ARTICLE VI

BOARD OF DIRECTORS

The initial Board of Directors of the Corporation shall consist of one (1) director and the name and address of the person who is to serve as the initial director until his successor is elected and qualifies is set forth below:

Name	Address

Mark R. Russell	1763 East Route 70 Cherry Hill, New Jersey 08003

The election and term of office of all directors of the Corporation subsequent to the election and term of the initial director shall be determined in accordance with the By-laws of the Corporation.

ARTICLE VII

ELECTION OF DIRECTORS

Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

AMENDMENT OF BY-LAWS

The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the By-laws.

ARTICLE IX

LIMITATION ON DIRECTORS’ LIABILITY

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment,

ARTICLE X

RESERVATION OF POWER TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this Certificate of Incorporation this 9th day of September, 1999.

WITNESS:

/s/ Caroline D. Jacobsen	/s/ Paul T. Colella
CAROLINE D. JACOBSEN	PAUL T. COLELLA

[ILLEGIBLE]

State of Delaware
Secretary of State
Division of Corporations
Delivered 07 : 39 PM 03/30/2006
FILED 07:39 PM 03/30/2006
SRV 060304999 - 3094970 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

AERIES HEALTHCARE CORPORATION

Aeries Healthcare Corporation (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Aeries Healthcare Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first Article thereof and by substituting in lieu of said Article the following:

“FIRST: The name of the corporation is Riveredge Hospital Holdings, Inc. (the “Corporation”).”

3. This amendment to the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall be effective on March 31, 2006.

Dated this 15th day of March, 2006.

Aeries Healthcare Corporation

/s/ Christopher L. Howard
Christopher L. Howard
Vice President

1174508.2